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                                                                    Exhibit 10.4

                                      NOTE

                            [Secured by a first lien]

$20,860,000.00                                             Boston, Massachusetts
                                                           January 30, 2001

Maturity Date: February 1, 2006

Interest Rate: as provided in the "Loan Agreement" referred to below, computed on the basis of a 360 day year of twelve 30 day months, with interest payable in arrears

      FOR VALUE RECEIVED, WATERFORD PARK, LLC, a Massachusetts limited liability company (hereinafter, called "Maker") does hereby covenant and promise to pay to the order of SEPRACOR, INC., its successors and assigns (collectively "Payee"), at 111 Locke Drive, Marlborough, Massachusetts 01752, or at such other place or bank account as Payee may designate in writing from time to time, in legal tender of the United States, the sum of TWENTY MILLION EIGHT HUNDRED SIXTY THOUSAND AND 00/100 DOLLARS ($20,860,000.00), or so much thereof as has been advanced pursuant to the Loan Agreement, together with interest at the Interest Rate on the outstanding balance from time to time as hereinafter set forth. Without limiting the foregoing payment shall be made by electronic wire transfer pursuant to instructions delivered to Maker by Payee from time to time.

      During the Construction Period (as defined in the Loan Agreement) this Note shall be payable as to interest only, monthly in arrears. Thereafter, this Note shall be payable in constant monthly payments of principal and interest in the amount established pursuant to Section 4.3(b)(ii) of the Loan Agreement, commencing on the date established in Section 4.3(b)(ii) of the Loan Agreement, and thereafter on the first day of each succeeding month until the 1st day of February, 2006, when the balance, unless sooner paid, shall become immediately due and payable. Said payments shall be applied first to accrued interest with the balance in reduction of principal.

      A late payment premium of five percent (5%) of any required monthly payment (but not any payment of the loan at or after maturity or acceleration or any prepayment of the loan as permitted hereby) due under this Note, the Leasehold Mortgage and Security Agreement, dated as of January 30, 2001 from Maker as mortgagor to Payee as mortgagee (the "Mortgage"), the Loan Agreement (First Lien) dated as of January 30, 2001 between the Maker and Payee (the "Loan Agreement") or any other Loan Document (as defined in the Mortgage) shall be due in the event such required monthly payment shall not be made on or before the 5th day after its due date.

      All payments due hereunder shall be made without setoff or counterclaim.

      1. Certain Definitions. For purposes of this Note, the following terms shall have the meanings ascribed to them below:

            (a) "Event of Default" has the meaning specified in the Loan Agreement.

            (b) "Lease" means the Lease, dated January 30, 2001, from Maker as landlord to Payee as tenant.

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            (c) "Mortgaged Property" has the meaning specified in the Loan
      Agreement.

            (d) "Loan Year" means the twelve calendar month period commencing with the first day of February, 2001 and annually thereafter.

            (e) All other capitalized terms used herein but not defined herein shall have the respective meanings set forth in the Mortgage or the Loan Agreement.

      2. Prepayment. The loan is closed to prepayment at the option of Maker, except as provided in the Loan Agreement.

      All or a portion of the loan may be prepaid as a result of or after the application of insurance proceeds or the application of condemnation awards pursuant to the Mortgage. In the event of any such partial prepayment of the loan as the result of such application of insurance proceeds or condemnation awards pursuant to the Loan Agreement, the constant monthly payments of principal and interest payable on this Note shall be adjusted so as to fully amortize the remaining outstanding principal balance (after giving effect to such partial prepayment) in equal monthly payments over the period ending on the date 20 years after the Maturity Date at the interest rate then in effect on this Note. The outstanding principal balance of this Note, plus all accrued and unpaid interest thereon, shall continue to be due and payable on the Maturity Date.

      3. [Intentionally omitted.]

      4. Security. This Note is secured by, among other things, the Mortgage and an Assignment of Leases and Rents from Maker to Payee (the "Assignment of Leases") with respect to property located in Solomon Pond Corporate Center, Marlborough, Middlesex County, Massachusetts, which Mortgage specifies various Events of Default (as defined in the Loan Agreement) upon the happening of which all sums due hereunder may, at Payee's option, be declared immediately due and payable.

      5. Default Rate. Commencing the day after the due date of any required payment under this Note (whether a regular monthly payment or at stated maturity, or after acceleration after an Event of Default), interest shall accrue with respect to such unpaid required payment at a rate equal to the greater of (i) one hundred fifty percent (150%) of the Interest Rate, or (ii) five percent (5%) above the Wall Street Journal (Eastern Edition) "prime rate", but in no event greater than the highest rate permitted by law (the "Default Rate") until paid in full. Such Default Rate interest shall be payable upon demand by Payee to Maker.

      6. Acceleration of Principal, Interest and Other Amounts. Upon the occurrence and during the continuance of an Event of Default, Payee may, at its sole option, declare the entire outstanding principal balance of, and all accrued interest on, this Note to be, and whereupon the same (together with all other sums that may be payable under this Note and the other Loan Documents) shall be, immediately due and payable in full to the Payee.

      7. [Intentionally Omitted.]

      8. Costs of Collection. Should the indebtedness represented by this Note or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceedings (whether at the trial or appellate level or by settlement), or should this Note be placed in the hands of attorneys for collection upon default, Maker agrees to pay, in addition to the interest, principal and other amounts due under this Note or the other Loan Documents, all costs of collection or attempting to collect all sums due under this Note and the other Loan Documents, including reasonable attorneys' fees and expenses.


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      9. Limitation on Interest. Anything herein to the contrary notwithstanding, in no event shall the aggregate of the interest payable under this Note and the other Loan Documents, or penalties or premiums for late payments, prepayment premiums, loan servicing fees, application fees, commitment fees, "points" or any other amounts, fees or charges payable under this Note or any other Loan Document which would under applicable law be deemed interest ever exceed the maximum amount of interest which under applicable law may lawfully be charged on the principal balance of this Note from time to time outstanding and, therefore, the provisions of the Mortgage shall, in all respects, be applicable to all such "interest" and all provisions of the Note and other Loan Documents governing, or relating to, the payment of such interest.

      10. Limitations on Recourse. Payee agrees that, for payment of this Note, it will look solely to the Mortgaged Property and such other collateral, if any, as may now or hereafter be given to secure the payment of this Note, and no other property or assets of Maker or any other person, firm or entity, disclosed or undisclosed (each an "Exculpated Party"), other than a person, firm or entity who or which has expressly guaranteed some or all of the Maker's obligations under this Note or any other Loan Document to the extent of such guaranty (each a "Guarantor"), shall be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Payee, or for any payment required to be made under this Note or any other Loan Document or for the performance of any of the covenants or warranties contained herein or therein; provided, however, that the foregoing provisions of this paragraph shall not (i) constitute a waiver of any obligation evidenced by this Note or secured by any other Loan Document, (ii) limit the right of Payee to name Maker, any Exculpated Party or any Guarantor as a party defendant in any action or suit for judicial or non-judicial foreclosure and sale or any other action or suit under the Mortgage, Assignment of Leases or any other Loan Document, (iii) release or impair this Note or the lien of the Mortgage or any other Loan Document or, (iv) release, impair or affect in any way the validity or enforceability of any guaranty (whether of payment, performance and/or otherwise) (a "Guaranty") or indemnity agreement given to Payee in connection with the loan evidenced hereby; and provided, further that if Maker, any one or more of the Exculpated Parties, any one or more of the Guarantors or any other person or entity (all of the foregoing are collectively referred to as "Persons and Entities") (i) commits any act of fraud in connection with the transactions contemplated by this Note or any other Loan Document, (ii) makes a material adverse misrepresentation of any facts or circumstances related to the Mortgaged Property, Maker, any Exculpated Party or any Guarantor, or any constituent or sub-constituent (including, without limitation, a shareholder, partner, principal, trustee or beneficiary) of any of the foregoing, (iii) is obligated to pay, but fails to pay or cause to be paid any taxes assessed or payable with respect to the Mortgaged Property (to the extent that escrowed funds held or controlled by Payee are not available therefor), (iv) commits or (as to any Person or Entity having title to or control of the Mortgaged Property) suffers to exist, any waste with respect to the Mortgaged Property or (v) misapplies (a) any revenues received from the Mortgaged Property by failing to apply the same solely to the expenses of the Mortgaged Property and/or to amounts due under the Loan Documents after the occurrence and during the continuance of any Event of Default under this Note or any other Loan Document, (b) insurance proceeds or condemnation awards received with respect to the Mortgaged Property, or (c) tax deposits or security deposits by tenants relating to the Mortgaged Property or any portion thereof, the Person or Entity committing such fraud, misrepresentation or failure to pay taxes, or so misapplying the aforesaid funds, shall be personally liable from his, her or its separate assets to Payee for any loss or damage resulting therefrom up to the value of the misapplied funds and any interest chargeable thereto (and in this regard, (I) any act by an employee or agent authorized to handle funds for any Person or Entity shall be deemed to be the act of such Person or Entity, and (II) any representation made or deemed made by Maker with respect to facts or circumstances that are particularly susceptible to the control or knowledge, directly or indirectly, of any constituent shareholder, partner, principal, trustee or beneficiary of Maker, or any affiliate of same, shall be deemed to be the representation of such partner, shareholder, principal, trustee, beneficiary or affiliate). Nothing in this paragraph shall be deemed to be a waiver of any right which the Payee may have under any provision of the Bankruptcy Act of 1986, as amended, or any successor legislation, to file a claim for the full amount of indebtedness owed by Maker


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to Payee or to require that the Mortgaged Property shall continue to secure all of the indebtedness owed by Maker to Payee in accordance with the Mortgage and the other Loan Documents.

      11. Modifications and Extensions. This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

      12. Certain Waivers. All parties to this Note, whether Maker, principal, surety, guarantor or endorser, hereby waive presentment for payment, demand, protest, notice of protest and notice of dishonor and further waive any right they may have to adjudicate any matter or issue under, or related to, this Note, the Mortgage or any other Loan Document by jury trial and further waive all exemptions to which any of them may now or hereafter be entitled under the laws of the state in which the Mortgaged Property is located or any other state or of the United States, and further agrees that the Payee shall have the right, without notice, to deal in any way, at any time, with the Maker, and to grant the Maker any extension of time for payment of this Note or any other indulgence or forbearance whatsoever, and may release any security for the payment of this Note and/or modify the terms of any of the agreements, documents and/or instruments referred to herein or otherwise securing or pertaining to this Note, and may release the Guarantors or any other guarantor of this Note from liability for payment of this Note, in every instance without the consent of the Maker hereunder and without waiving any rights the Payee may have hereunder or by virtue of the laws of the state in which the Mortgaged Property is located or any other state or of the United States.

      13. Assignment. This Note and the other Loan Documents may be assigned by Payee to any Tenant Affiliate after the Commencement Date (as each such term is defined in the Lease), but not otherwise, except with the written consent of Maker, which consent will not be unreasonably withheld or delayed.

      14. Notices. All notices, requests for approval or consent, demands, consents, approvals and other communications (collectively, "Notices") hereunder shall be in writing and shall be sent by hand, or by telecopy (with a duplicate copy sent the same day by reputable overnight courier service, postage prepaid), or by postage prepaid, certified or registered mail, return receipt requested, or by reputable overnight courier service, postage prepaid, addressed to the party to be notified as set forth below:

if to Payee,

SEPRACOR, INC.
111 Locke Drive
Marlborough, Massachusetts 01752
Attn: Vice President for Finance and Administration

with a copy to:

Nixon Peabody LLP
101 Federal Street
Boston, MA 02110
Attn:  William C. Stone, PC


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if to Maker,

WATERFORD PARK, LLC
c/o Waterford Development Corp.
175 Highland Avenue
Needham, MA 02494
Attn:  Robert E. Shapiro

with a copy to,

Garrity Levin & Muir
99 Summer Street
Boston, Massachusetts 02110
Attn:  Jonathan Levin, Esq.

Notices shall be deemed given when delivered by hand or when a legible copy is received by telecopier (with receipt being verified by telephone confirmation and provided that a copy is sent on the same day by reputable overnight courier service), or if mailed, five (5) business days after mailing (or one business day for reputable overnight courier service), with failure to accept delivery constituting delivery for this purpose. Any party hereto may change the addresses for Notices set forth above by giving at least ten (10) days' prior Notice of such change in writing to the other party as aforesaid and otherwise in accordance with these provisions.

      15. Governing Law. This Note and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the laws of The Commonwealth of Massachusetts. Any suit, action or proceeding arising out of or relating to this Note shall be conducted in a State or Federal court sitting in Middlesex, Norfolk or Suffolk County in The Commonwealth of Massachusetts; and Maker hereby irrevocably submits to the jurisdiction of any such court.

      16. Severability of Provisions. Any provision of this Note that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of that prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of that provision in any other jurisdiction.

      17. The Tax Identification Number of Maker is ______________.

              [The remainder of this page is intentionally blank.]


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      IN WITNESS WHEREOF, Maker has executed and delivered this Note under seal on the day and year first above written.

                                          WATERFORD PARK, LLC


                                          By: /s/ Richard N. Houlding
                                             --------------------------------
                                             Richard N. Houlding,
                                             its Manager